CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2013 relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of BlackRock Cash Funds: Government, BlackRock Cash Funds: Institutional, BlackRock Cash Funds: Prime, BlackRock Cash Funds: Treasury a series of the BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2013, relating to the financial statements which appear in the December 31, 2012 Annual Report to Interest holders of the Government Money Master Portfolio, Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2013